UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2012 (January 10, 2012)

TRIANGLE PETROLEUM CORPORATION
(Exact name of registrant as specified in charter)

Nevada	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1660 Wynkoop St., Suite 900, Denver, CO 80202
(Address of principal executive offices)

 Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 10, 2012, Triangle Petroleum Corporation (the “Company”) changed its principal independent accountant from KPMG LLP, the Canadian member firm affiliated with KPMG International (“KPMG Canada”), to KPMG LLP, the United States member firm affiliated with KPMG International (“KPMG USA”).  This change constituted the dismissal of KPMG Canada and the engagement of KPMG USA.  The decision to change accountants was approved by the audit committee of the Board of Directors of the Company.

KPMG Canada’s reports on the consolidated financial statements of the Company for the fiscal years ended January 31, 2011 and January 31, 2010 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company and KPMG Canada have not, during the Company’s two most recent fiscal years or the subsequent period through January 10 , 2012, had any disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KPMG Canada, would have caused KPMG Canada to make reference to the matter in its reports on the Company’s financial statements; and there were no reportable events as the term is described in Item 304(a)(1)(iv) of Regulation S-K.

The Company has requested KPMG Canada to furnish a letter addressed to the Securities and Exchange Commission stating whether or not KPMG Canada agrees with the statements in this Form 8-K. A copy of such letter dated January 12, 2012 is filed as Exhibit 16.1 to this Form 8-K.

At no time during the Company’s two most recent fiscal years or the subsequent period through January 10, 2012 did the Company consult with KPMG USA regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from KPMG LLP dated January 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2012	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Jonathan Samuels
President, Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

16.1	Letter from KPMG LLP dated January 12, 2012